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                                    EXHIBIT A

                          AGREEMENT AS TO JOINT FILING

         Pursuant to Regulation Section 240.13d-1(f)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D Amendment relating to Cone Mills Corporation is being filed on behalf of each of the undersigned.


         /s/ Marc H. Kozberg
-----------------------------------------------------
Marc H. Kozberg

         /s/ Dr. Demetre  Nicoloff
-----------------------------------------------------
Dr. Demetre Nicoloff

         /s/ G. James Spinner
-----------------------------------------------------
G. James Spinner

         /s/ Robert H. Paymar
-----------------------------------------------------
Robert H. Paymar

         /s/ James A. Potter
-----------------------------------------------------
James A. Potter

         /s/ Susan N. Potter
-----------------------------------------------------
Susan N. Potter

         /s/ Richard Fitzgerald
-----------------------------------------------------
Richard Fitzgerald

         /s/ Charles Barry
-----------------------------------------------------
Charles Barry

         /s/ Melanie Barry
-----------------------------------------------------
Melanie Barry

         /s/ Marvin W. Goldstein
-----------------------------------------------------
Marvin W. Goldstein

         /s/ Robert C. Klas, Sr.
-----------------------------------------------------
Robert C. Klas, Sr.

THE TEMPLE COMPANY, L.L.P.

By:      /s/ Charles Barry
   -----------------------------------------
         Charles Barry, a partner

CHARMEL LIMITED PARTNERSHIP

By:      Charmel Enterprises, Inc.

         By:      /s/ Charles Barry
            --------------------------------
                  Charles Barry, President

CHARMEL ENTERPRISES, INC.

By:      /s/ Charles Barry
   -----------------------------------------
         Charles Barry, President